Exhibit 3.1.3


                               STATE OF DELAWARE
                          CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION


1. The Sole Incorporator of CONDOR ELECTRONICS, INC. (the "Corporation") has duly adopted resolutions amending the Certificate of Incorporation of the Corporation. The resolution adopting the amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered FIRST so that, as amended, said Article shall be read as follows:

          The name of the corporation is CEI SYSTEMS, INC.

2.   That the Corporation has not received any payment for any of its stock.

3.   That said amendment was duly adopted in accordance with the provisions of
     Section 241 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, CONDOR ELECTRONICS, INC. has caused this certificate to be signed by Robert J. Sell, its Incorporator, this 25th day of September, A.D. 1997.



                                 By: /s/ Robert J. Sell
                                    ------------------------------
                                         Incorporator

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                          CERTIFICATE OF INCORPORATION
                                       OF
                            CONDOR ELECTRONICS, INC.


     The undersigned, for the purposes hereinafter stated under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                 ARTICLE FIRST

            The name of the corporation is CONDOR ELECTRONICS, INC.


                                 ARTICLE SECOND

     The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such address is The Corporation Trust Company.


                                 ARTICLE THIRD

     The nature of the business of the corporation and the purposes to be conducted and promoted by the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware and to conduct its business, promote its purposes and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign countries.


                                 ARTICLE FOURTH

     The total number of shares of all classes of stock which the corporation shall have authority to issue is 10,000 shares of Common Stock having a par value of one cent ($0.01) per share, each share of which shall have voting rights (hereinafter called "Common Stock").






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                                 ARTICLE FIFTH

     The name and mailing address of the incorporator is as follows:

         Name                                 Mailing Address
         ----                                 ---------------

         Robert J. Sell                       55 East Monroe Street, Suite 4200,
                                              Chicago, Illinois 60603-5803


                                 ARTICLE SIXTH

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.


                                ARTICLE SEVENTH

     The corporation, to the fullest extent now or hereafter provided for in the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, shall indemnify any and all persons whom it shall have power to indemnify from and against any and all expenses (including attorneys' fees), judgments, fines, amounts paid in settlement or other matters which are or may be referred to in or covered by applicable law, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, and the indemnification and advancement of expenses provided for herein shall not be




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deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Subject to the conditions provided for in the General Corporation Law of the state of Delaware, as the same exists or may hereafter be amended, the corporation may pay in advance expenses incurred by a party seeking indemnification in connection with the preparation for or defense of any action, suit or proceeding.

     In addition, in accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Corporation does hereby eliminate the personal liability of a Director of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that such liability of a Director shall not be eliminated
(a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends, stock purchases or redemptions, or (d) for any transaction from which the Director derived an improper personal benefit. The determination as to whether a Director has engaged in the conduct described in (a) through (d) above shall be made either by the Board of Directors by a majority vote of a quorum of disinterested Directors or by a majority vote of the Corporation's stockholders, as determined by the Board of Directors.

     Unless required by law, no reduction or elimination of the indemnity provisions of this ARTICLE SEVENTH shall be applied retroactively with respect to any person covered hereunder.

     IN WITNESS WHEREOF, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 17th day of September, 1997.



                                                   /s/ Robert J. Sell
                                                  -----------------------------




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STATE OF ILLINOIS          )
                           )
COUNTY OF COOK             )

     Be it remembered that on this 17th day of September, 1997, personally came before me, a Notary Public for the state and county aforesaid, the incorporator of the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged the said certificate to be the act and deed of the signer respectively and that the facts stated therein are true.

Subscribed and sworn to before
me this 17th day of September, 1997.

  /s/ Margaret V. Brueck
------------------------------------
       Notary Public